                              HANOVER DIRECT, INC.
                             1500 HARBOR BOULEVARD
                          WEEHAWKEN, NEW JERSEY 07087
                                 (201) 863-7300

                             INFORMATION STATEMENT

     This Information Statement is furnished by the Board of Directors of Hanover Direct, Inc., a Delaware corporation (the "Company"), in connection with the taking of certain corporate action, as described below, upon written consent in lieu of a meeting of the Company's shareholders. This Information Statement is first being sent to the Company's shareholders on or about October 11, 1996.

                            ------------------------
                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.
                            ------------------------

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of the Company and NAR Group Limited ("NAR"), the holder of 54.3% of the Company's common stock, par value $.66 2/3 per share (the "Common Stock"), approved on September 26, 1996, pursuant to Sections 242 and 228 of the Delaware Business Corporation Law, an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock which the Company shall have authority to issue from 150,000,000 to 225,000,000 shares. This action will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation, which will not be earlier than October 31, 1996, which is 20 days after the mailing of this Information Statement. As of September 26, 1996, the Company had 143,044,492 shares of Common Stock outstanding and 1,157,061 shares held in treasury. The increase in authorized shares is necessary to provide enough shares of Common Stock for issuance pursuant to options and warrants previously granted by the Company to directors and officers, including options to purchase an aggregate of 7,530,000 shares granted by the Company on August 23, 1996 to the Company's President and Chief Executive Officer, Rakesh K. Kaul. The additional shares of Common Stock not used for such purpose, together with the shares of Common Stock held in treasury, will be available for general corporate purposes, as determined by the Board of Directors, without (except as otherwise required by law) further authority from shareholders. The additional shares of Common Stock will have the same voting and other rights as the presently authorized Common Stock. Holders of shares of Common Stock presently have no preemptive rights and will have none in respect of the additional shares of Common Stock.

     As of September 26, 1996, the record date for the action (the "Record Date"), there were 143,044,492 shares of Common Stock and 634,900 shares of Series B Convertible Additional Preferred Stock, par value $.01 and stated value $10.00 per share (the "Series B Preferred Stock"), outstanding. The approval of the holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock, voting together as a single class, is necessary to adopt the amendment to the Certificate of Incorporation. Each outstanding share of Common Stock is entitled to one vote on the proposal to adopt the amendment and each outstanding share of Series B Preferred Stock is entitled to 1.5 votes on the amendment. NAR, as the holder of 78,004,954 shares of Common Stock, or 54.2% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a class, therefore, has the requisite power to approve the amendment by written consent. Such consent was executed and delivered on September 26, 1996. Under Delaware law, shareholders who do not consent to the amendment do not have appraisal rights with respect to the shares held by them.
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             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following table sets forth information concerning each person or group of affiliated persons known by management to own beneficially more than five percent (5%) of the Company's Common Stock as of September 26, 1996. The information given is based on information furnished to the Company by such persons or groups and statements filed with the Securities and Exchange Commission (the "Commission").

                                                                   SHARES OF
                                                                     COMMON           PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER                   STOCK             CLASS(1)
-----------------------------------------------------------------  ----------         -----------
Alan G. Quasha(2)................................................  83,671,444(3,4)        58.5%
  c/o Quadrant Management, Inc.
  127 East 73rd Street
  New York, New York 10021
NAR Group Limited(2).............................................  83,651,444(3)          58.5%
  c/o P.M.M. Services (B.V.I.) Limited
  P.O. Box 438 Road Town, Tortola,
  British Virgin Islands
Theodore H. Kruttschnitt, III....................................   8,011,889(5)           5.6%
  1350 Bayshore Boulevard
  Suite 850
  Burlingame, California 94010

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(1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages computed on the basis of 143,044,492 shares of Common Stock outstanding as of September 26, 1996.

(2) Information concerning the number of shares beneficially owned has been taken from Amendment No. 16 to the Statement on Schedule 13D filed by NAR Group Limited, a British Virgin Islands corporation ("NAR"), on August 29, 1996 with the Commission, as supplemented by additional information provided to the Company by NAR. All of the shares beneficially owned by NAR could also be deemed to be owned beneficially by certain other persons including Alan G. Quasha, Intercontinental Mining & Resources Limited, Quadrant Capital Corp. and Compagnie Financiere Richemont, A.G., each of which disclaims beneficial ownership of securities of the Company owned of record by any of the others.

(3) Includes warrants to purchase 5,646,490 shares of Common Stock exercisable within 60 days granted to NAR or its affiliates.

(4) Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days by Mr. Quasha.

(5) Information concerning the number of shares beneficially owned has been taken from Amendment No. 11 to the Statement on Schedule 13D filed by Mr. Kruttschnitt on August 28, 1996 with the Commission. Such statement sets forth the number of shares beneficially owned by Mr. Kruttschnitt and, of such shares, the number as to which he holds sole voting power, shared voting power, sole dispositive power or shared dispositive power. The amended Statement on Schedule 13D also indicates that Mr. Kruttschnitt is a member of a group which includes Mr. Hakman, who beneficially owns 20,286 shares of Common Stock, and Mr. Manwell, who beneficially owns 20,579 shares of Common Stock.

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

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock by each Director and executive officer and by all executive officers and Directors as a group as of September 26, 1996. The information given is based on information furnished to the Company by such persons and statements filed with the Commission.

                                                                SHARES OF         PERCENT OF
                                                               COMMON STOCK        CLASS(1)
                                                               ------------       -----------
    Ralph Destino............................................       25,000(4)        *
    J. David Hakman(2).......................................       20,286           *
    Rakesh K. Kaul...........................................    1,510,000             1.1%
    S. Lee Kling.............................................       37,750           *
    Theodore H. Kruttschnitt(2)..............................    8,011,889             5.6%
    Jeffrey Laikind..........................................      116,425(4)        *
    Elizabeth Valk Long......................................       70,300(4)        *
    Edmund R. Manwell(2).....................................       20,579(5)        *
    Alan G. Quasha(3)........................................   83,671,444            58.5%
    Geraldine Stutz..........................................      115,440(6)        *
    Robert F. Wright.........................................      108,050(4)        *
    Charles E. Hudson........................................      105,734(7)        *
    Michael Lutz.............................................       27,284           *
    Edward J. O'Brien........................................      124,080(8)        *
    Larry J. Svoboda.........................................      152,000           *
    Mary Vonnegut............................................       13,333           *
    Jane R. Ries.............................................       25,000           *
    Ralph J. Bulle...........................................           --           *
    Directors and executive officers as a group (18
      persons)...............................................   10,503,150(9)          7.3%

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  *  Less than 1%

 (1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages computed on the basis of 143,044,492 shares of Common Stock outstanding as of September 26, 1996.

 (2) See Note (5) under "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY."

 (3) See Note (2) under "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY." All of the shares beneficially owned by NAR could also be deemed to be beneficially owned by Alan G. Quasha due to his shared investment and voting power with NAR.

 (4) Includes options to purchase 25,000 shares exercisable within 60 days.

 (5) Includes options to purchase 5,000 shares exercisable within 60 days.

 (6) Includes options to purchase 75,000 shares exercisable within 60 days.

 (7) Includes options to purchase 50,000 shares exercisable within 60 days.

 (8) Includes options to purchase 40,000 shares exercisable within 60 days.

 (9) Excludes 78,004,954 shares and warrants to purchase 5,646,490 shares beneficially owned by NAR which could also be deemed to be beneficially owned by Mr. Quasha. Includes options to purchase 20,000 shares held by Mr. Quasha and options held by other individual officers and directors to purchase an aggregate of 270,000 shares, in each case exercisable in 60 days.

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

None of the Company's Directors or executive officers owns any shares of Series B Preferred Stock.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (a) the Annual Report on Form 10-K for the fiscal year ended December 30, 1995, as amended by Amendments No. 1, 2 and 3 thereto filed April 30, 1996, May 1, 1996 and July 18, 1996, respectively; (b) the Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1996, as amended by Amendment No. 1 thereto filed July 17, 1996; (c) the Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996; (d) Amendments No. 1 and 2 dated April 16, 1996 and July 12, 1996, respectively, to the Current Report on Form 8-K dated May 25, 1995; (e) the Current Report on Form 8-K dated July 25, 1996; and (f) the Current Report on Form 8-K dated August 5, 1996. Copies of such documents may be obtained without charge (except for exhibits thereto which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any person solicited hereunder by writing to: Debra A. Berliner, Vice President -- Investor Relations and Corporate Communications, Hanover Direct, Inc., 1500 Harbor Boulevard, Weehawken, New Jersey 07087.

                                          By Order of the Board of Directors

                                          /s/  EDWARD J. O'BRIEN

                                          --------------------------------------
                                          Edward J. O'Brien
                                          Secretary

October 11, 1996

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